				EXHIBIT 21.1

		THIS PAGE LEFT BLANK INTENTIONALLY

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
LIST OF SUBSIDIARIES

	Subsidiary					Jurisdiction
	------------					-------------

AKG Acoustics GmbH					Germany

AKG Acoustics, Inc.					Delaware

AKG Acoustics India, Ltd.				India

AKG Akustische u. Kino-Gerate
    Gessellschaft m.b.H.					Republic of Austria

Allen & Heath Limited					United Kingdom

Audax Industries, S.A.					France

Audax of America, Inc.					Delaware

Becker Automotive (Pty) Ltd.				South Africa

Becker GmbH						Germany

Becker Holding GmbH					Germany

Becker of North America				Delaware

Becker Service und Verwaltungs GmbH		Germany

BSS Audio Ltd						United Kingdom

D.A.V.I.D. GmbH					Germany

DOD Electronics Corporation				Utah

Edge Technology Group Ltd.				United Kingdom

Fosgate, Inc.						Delaware

Harco Properties, Inc.					Delaware

Harman Belgium NV					Kingdom of Belgium

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
LIST OF SUBSIDIARIES

	Subsidiary					Jurisdiction
	------------					-------------

Harman Consumer Europe A/S				Denmark

Harman Deutschland GmbH 				Germany

Harman France, S.N.C.					France

Harman Holding Europe A/S				Denmark

Harman Integrated Design
    Group Incorporated					Delaware

Harman Enterprises, Inc.				Delaware

Harman Interactive, Inc.				Delaware

Harman International
    Foreign Sales Corporation				Guam

Harman International
    Industries Limited					United Kingdom

Harman International
    Japan Co., Limited					Japan

Harman Investment Company, Inc.			Delaware

Harman-Kardon, Incorporated				Delaware

Harman Marketing Europe A/S			Denmark

Harman-Motive, Inc.					Delaware

Harman Motive Limited				United Kingdom

Harman Audio Outlet, Inc.				Delaware

Harman UK Limited					United Kingdom

Infinity Systems, Inc.					California

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
LIST OF SUBSIDIARIES

	Subsidiary					Jurisdiction
	------------					-------------

JBL Incorporated					Delaware

JBL TM Corporation					Delaware

Lexicon, Incorporated					Massachusetts

Lydig of Scandinavia A/S				Denmark

Precision Devices, Ltd					United Kingdom

Pyle Industries, Inc.					Indiana

Soundcraft Electronics, Limited			United Kingdom

Soundcraft Magnetics Limited				United Kingdom

Studer Deutschland GMBH				Germany

Studer Editech Corp.					California

Studer Professional Audio AG				Switzerland

Studer Canada Limited					Canada

Studer Japan Ltd.					Japan

Studer S.E. Asia Pte Ltd				Singapore

Studer U.K. Limited					United Kingdom

Studer S.A.						France

Turbosound Ltd.					United Kingdom

		THIS PAGE LEFT BLANK INTENTIONALLY